EXHIBIT 10.7










ADAMS COUNTY NATIONAL BANK




SALARY SAVINGS PLAN






12/04

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                                PLAN ARRANGED BY

                                 STEVEN J ALGER
                     2555 KINGSTON RD STE 100 YORK PA 17402
                                 (717) 755-9266


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                                 PLAN HIGHLIGHTS

Plan Highlights briefly describes your plan. The rest of this booklet explains in greater detail how the plan works.

We started your plan on January 1, 1993.

Your 401(k) savings plan:

       o Lets you defer a percentage of your pay. You reduce your total taxable income by making 401(k) elective deferral contributions under the plan. This reduces your current taxes. You will be taxed on this money when you receive it later as a benefit.

       o Matches a percentage of your 401(k) elective deferral contributions. That's extra money for you.

       o Provides that your account resulting from any money you contribute and our contributions for you always belongs to you.

       o Gives you tax deferral on any earnings until you receive them as benefits.

       o Offers several different ways to receive your benefits. You choose the right way for you.

If you are already making 401(k) elective deferral contributions, you are on your way to a more secure future. If you aren't making 401(k) elective deferral contributions, there's still time to start.

ABOUT THIS BOOKLET

This booklet is the summary plan description. It explains how your plan currently works, when you qualify for benefits, and other information.

The plan is much more detailed and it governs your benefits.

Ask your plan administrator if you have questions. Part 7 of this booklet lists your plan administrator's name and address.

                                                                       GA 4-6969
                                                                           (8.0)

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                                TABLE OF CONTENTS


JOINING THE PLAN                                                        PART 1
     o   When You Join
     o   Signing Up
     o   Changes in Your Participation
CONTRIBUTIONS TO THE PLAN                                               PART 2
     o   Your 401(k) Elective Deferral Contributions
     o   Our Matching Contributions
     o   Makeup Contributions
     o   Helpful Terms
     o   Limits
YOUR ACCOUNT: VESTING AND
GENERAL INFORMATION                                                     PART 3
  o      Your Account
  o      Investing Your Account
  o      Vesting in Your Account
  o      You Can Borrow From Your Account


WHEN THE PLAN PAYS BENEFITS                                             PART 4
  o      At Retirement
  o      Required Beginning Date
  o      Withdrawals From Your Account
  o      At Termination
  o      At Death
  o      Tax Considerations

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HOW THE PLAN PAYS BENEFITS                                             PART 5
  o      At Termination or Retirement
  o      Death Benefits Before Benefits Begin
  o      Forms to Choose
  o      A Spouse's Rights


IMPORTANT INFORMATION FOR YOU                                           PART 6
  o      Your Rights
  o      Qualified Domestic Relations Order (QDRO)
  o      The Plan Administrator
  o      Processing Distributions and Other Transactions
  o      Direct Rollovers
  o      Rollovers From Other Plans
  o      Top-heavy Plans
  o      Assigning Your Benefits
  o      Your Social Security Benefits
  o      Claiming Benefits Under the Plan
  o      Changing or Stopping the Plan
  o      Our Plan and the Pension Benefit Guaranty Corporation (PBGC)

FACTS ABOUT THE PLAN                                                    PART 7

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                             PART 1 JOINING THE PLAN


WHEN YOU JOIN
You join the plan as an active participant on the January 1 or July 1 on or after you meet these requirements:

     o You are an employee.

     o You have 6 months of entry service.

     o You are age 20 1/2 or older.

ENTRY SERVICE means the sum of all of your periods of service. A period of service starts when you start working for us. It ends on the earlier of the date you stop working (you quit or are discharged) or the date you are absent from work one year. Any period of time of less than one year when either you are not working for us, or you are absent from work because of vacation or some other reason, will count as a period of service.

Entry service includes service with:

     o   FARMERS NATIONAL BANK OF NEWVILLE

SIGNING UP

To make 401(k) elective deferral contributions, you complete an elective deferral agreement. Part 2 tells you more about these contributions.

You need to complete a form naming the person who will receive any death benefit if you die before retirement. If you name someone other than your spouse and you have been married at least one year, your spouse must agree to your selection.

You must complete a form telling us how you wish to use the investment options available for your account (see Part 3).

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CHANGES IN YOUR PARTICIPATION

You become an inactive participant on the date you no longer work for us. You stop being a participant on the date you are not an employee and your account is zero. You rejoin the plan as an active participant when you work another hour for us.

                        PART 2 CONTRIBUTIONS TO THE PLAN


Plan contributions create an account for you. That account holds your money. Contributions share in investment earnings or losses. You don't pay taxes on any earnings until later-when you receive that money.

YOUR 401(K) ELECTIVE DEFERRAL CONTRIBUTIONS

When you sign up, you tell us how much of your pay you want to defer.

You sign up by completing an elective deferral agreement. You change or stop your deferrals by signing another agreement. Your agreement must be signed before it is effective. Your agreement to start or change your deferrals may only be effective on the first day of the pay period following your entry date or any following January 1 or July 1. Your agreement to stop your deferrals may be effective on the first day of a pay period.

Your 40 1(k) elective deferral contributions:

     o GIVE you an additional return on your dollars through our matching contributions.

     o   BUILD income for your retirement years.

     o REDUCE your income taxes, letting you save for the future with dollars you would otherwise pay in current taxes.

     o MAY PROVIDE investment earnings that aren't taxed until you get your benefits.


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You may make catch-up contributions in a taxable year if you will be at least age 50 by the end of that year. Catch-up contributions are 401(k) elective deferral contributions in excess of any limit on such contributions under the plan.

For 2005, the maximum catch-up contribution is $4,000. The maximum is increased by $1,000 each year until 2006 when it will be $5,000. For years after 2006 the maximum is subject to change each year for cost of living changes.

Social Security tax is based on your income before you defer. That means your Social Security benefits stay the same no matter how much you defer.

Federal law limits the amount you can defer under all plans. You can find information about the limits at the end of Part 2.

OUR MATCHING CONTRIBUTIONS

Our matching contributions give you an additional return on the amount you defer. We will make a matching contribution equal to 100% of your 401(k) elective deferral contributions. 401(k) elective deferrals over 4% of your pay are not matched.

Matching contributions are calculated based on your pay and elective deferrals for the pay period. Matching contributions are made for all persons who were active participants at any time during that pay period.

MAKEUP CONTRIBUTIONS

You can make up missed 401(k) elective deferral contributions when you return to work for us after a period of qualified military service as required by law. If you make up such 401(k) elective deferral contributions, we will make any matching contributions that apply.

HELPFUL TERMS

PAY means your total pay including your elective contributions to any of our plans. For purposes of your 401(k) elective deferral contributions and matching contributions, pay excludes any expense repayments or other allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits.

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Elective contributions are salary reduction amounts contributed by an employer at an employee's election to a 401(k) plan, simplified employee pension, cafeteria plan, qualified transportation fringe benefit plan, or tax sheltered annuity. Elective contributions also include amounts deferred under a 457 plan or employee contributions "picked up" by a governmental employer and treated as employer contributions.

LIMITS

401(k) Elective Deferral Limits

The law limits the amount you may defer in any tax year. For 2005, the limit under all plans of our type is $14,000. This limit is increased by $1,000 each year until 2006 when it will be $15,000. For years after 2006 the limit is subject to change each year for cost of living changes. If you are also a participant in a plan of an unrelated employer, this limit applies to the amount you defer under both plans. The combined limit for unrelated plans is increased if you will be at least age 50 by the end of the year. For 2005, the increase will be $4,000 for a combined limit of $18,000. The increase for people who are at least age 50 will be increased by $1,000 each year until 2006 when the combined limit will be $20,000. For years after 2006, the increase is subject to change each year for cost of living changes. If you are over the limit, you should request one or both plans to pay any excess to you. Only amounts over the limit may be paid to you, but you may choose whether it is paid from one or both plans. If you don't have the excess paid to you, it is taxable to you, but stays in the plans to be taxed again later when you receive it. Under our plan, you must tell the plan administrator by March 1 of the following year if you want any excess paid to you. If excess 401(k) elective deferral contributions are paid to you, any matching contributions made because of those 401(k) elective deferral contributions will be forfeited.

If you are a highly paid employee, the law may limit your contributions and our matching contributions. Because of the limit, we will either restrict the amount you can contribute in the future, or return your contributions over the limit. Your returned 401(k) elective deferral contributions will be treated as regular taxable income. If 401(k) elective deferral contributions are paid to you, any matching contributions made because of these 401(k) elective deferral contributions will be forfeited. Other vested contributions over the limit will be paid to you. The amount paid to you will include any earnings.

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Matching contributions which are forfeited because of these limits reduce our future contributions.

Pay Limits

The law limits the amount of pay that may be used to determine contributions each year. The 2005 limit is $210,000. This limit is subject to change each year for cost of living changes.

415 Limits

The law also limits the amount of contributions that can be made for or by you to the plan in a year to the lesser of 100% of pay or a dollar limit. This limit applies to all defined contribution plans of ours and any related employers. The dollar limit for years beginning after December 31, 2004 is $42,000. This limit is subject to change each year for cost of living changes.

Ask your plan administrator if you want to know more about these limits.

                              PART 3 YOUR ACCOUNT:
                         VESTING AND GENERAL INFORMATION

YOUR ACCOUNT

Your contributions and our contributions for you are credited to your account.

Your account equals the current value of these contributions.

INVESTING YOUR ACCOUNT

Contributions made to your account are invested to provide benefits under the plan. We decide which investment options are available for your account.

Many investment options have charges and restrictions that apply when you remove money or transfer funds. The dollar amount that can be removed or transferred may be restricted along with the dates on which such transactions can be made. Your plan administrator can tell you more about these charges and restrictions and when they will apply.

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You decide how to use the investment options for your contributions and our contributions for you.

If you do not make an investment choice, we will decide how to use the investment options.

The plan administrator will tell you more about the investment options.



VESTING IN YOUR ACCOUNT

The part of your account to which you always have a right is called your vested account.

Under this plan, you are always 100% vested in your total account.

VESTING SERVICE for early retirement age (see Part 4) means the sum of your periods of service. A period of service begins when you start working for us. It ends on the earlier of the date you stop working (you quit or are discharged) or the date you are absent from work one year. Any period of time of less than one year when either you are not working for us, or you are absent from work because of vacation or some other reason, will count as a period of service.

Vesting service includes service with:

     o   FARMERS NATIONAL BANK OF NEWVILLE

YOU CAN BORROW FROM YOUR ACCOUNT

Loans are available under the plan. As rules issued by the Department of Labor emphasize, however, the plan's primary purpose is to provide retirement income for you. These rules help make sure your money is available when you retire.

You must be a party-in-interest who is a participant or beneficiary to receive a loan. The Employee Retirement Income Security Act of 1974 (ERISA) defines a party-in-interest. Most people cease to be a party-in-interest when they stop working for us. Loans are made on a reasonably equal basis under the plan's loan policy. That means the limits and rules in the following paragraphs apply in the same way to all such participants.
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The loan will be limited to the amount you may borrow without the loan being treated as a taxable distribution to you. Generally, the loan may not be more than 50% of your vested account or $50,000, (reduced by the highest outstanding loan balance, if any, during the one-year period ending on the day before your new loan is made) if less. The minimum loan is $ 1,000. You may be granted one loan during any one-year period. Only one loan may be outstanding at a time. Your vested account will provide the security for the loan. You may not use your account as a security for a loan outside the plan.

Call the TeleTouch(R) toll-free number (see Part 7) to request a loan.

You'll be asked for important credit information and earnings history. This is the type of information a bank or other lending institution would request. It's used as a guide to grant loans and helps assure that borrowers can repay the loan as required. You must give the loan administrator permission to check on your credit history. Only participants who are creditworthy will be granted loans.

A charge or restriction might apply for some investment options if you are granted a loan. Talk with your loan administrator before you request a loan.

Because a loan may reduce benefits payable to the spouse at a later date, if you are married you may need to have your spouse's consent to make or revise a loan.

The interest rate will be based on the rates available for similar loans from commercial lending institutions. The loan administrator periodically examines the rates such lenders are using. Once a loan is granted, the interest rate on the loan will not change.

When you are granted a loan, you will need to sign a "promissory note." A promissory note is your written promise to repay the loan. The note will contain information about your loan such as the amount loaned to you, the interest charged, and any processing fees or late charges. You must assign the security for the loan to the plan when the loan is granted.

As you repay the loan, the principal and interest are credited to your account. A loan to a participant does not affect the account of any other participant.

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Payment due dates and the length of the repayment period will be set out in the promissory note. Payments will be due at least quarterly. The repayment period won't be longer than five years. Payroll deduction will be used to repay the loan if available. You may repay the loan before it is due. A processing fee may be charged as set out in the promissory note for payments which are not made by payroll deduction.

If any amount remains unpaid for more than 90 days after due the loan shall be in default. Upon default the entire principal balance and interest shall become immediately due and payable. The amount of the outstanding loan will be treated as a distribution and will be taxable to you. To recover the amount due, the plan may use any part of your vested account available for distribution to you.

Processing fees, late charges or extra costs incurred by the plan if you default on a loan will be charged to your account.

However, no default will occur if payments are not made while you are actively serving in the military or for a period up to one year during an approved unpaid leave of absence, other than military leave. The plan administrator has established guidelines for making up these past payments after you return to work following such period of active military service or approved unpaid leave of absence.

When you cease to be an employee and party-in-interest, the balance of any outstanding loan is due.

The balance of any outstanding loan is due if the plan terminates.

                       PART 4 WHEN THE PLAN PAYS BENEFITS


Your vested account will be used to provide benefits. If you stop working for us and your vested account is $5,000 or less, your benefits will be paid to you or rolled over to an IRA at that time.

AT RETIREMENT

Unless you choose otherwise, benefits will start on your normal retirement date if you are not working for us and you have a vested account under the plan. You may choose to have benefits paid on this date even if you are still working for us.

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You may choose to have your benefits paid on your early retirement date.

If you continue working for us after your normal retirement date, your benefits start on your late retirement date, unless you elect otherwise.

NORMAL RETIREMENT DATE means the first day of the month on or after the date you reach age 65.

EARLY RETIREMENT DATE means the first day of any month you choose which is on or after the later of the date you stop working for us or the date you reach early retirement age.

Your early retirement age is your age on the later of:

     o The date you reach age 55.

     o The date you have 6 years of vesting service (see Part 3).

LATE RETIREMENT DATE MEANS, if you continue working for us after your normal retirement date, the first day of the month on or after the date you stop working. You may choose to have your benefits start on the first day of any month after your normal retirement date and before you stop working. If you do, that date becomes your late retirement date. It's possible to have your benefits begin after your late retirement date. If you think you would like to delay your benefits, talk to the plan administrator before your late retirement date.

REQUIRED BEGINNING DATE

Under the law you must begin receiving benefits by your required beginning date. Your required beginning date is the April 1 following the later of the calendar year in which you reach age 70 1/2 or stop working for us. However, if you are a 5% owner, your benefits must begin by the April 1 following the calendar year in which you reach age 70 1/2.

WITHDRAWALS FROM YOUR ACCOUNT

You may withdraw all or any part of your vested account resulting from rollover contributions (see Part 6). You may make 2 such withdrawals during any one-year period.

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If you have a financial hardship, you may be able to withdraw all or any part of your vested account resulting from:

     o 401(k) elective deferral contributions (but none of the income earned on such contributions)

FINANCIAL HARDSHIP means your need is immediate and heavy. Federal rules allow hardship withdrawals for these reasons:

     o To pay medical expenses for you, your spouse, or your dependents (as defined in Section 152 of the Internal Revenue Code).

     o To purchase your primary home, stop your eviction from your primary home, or stop foreclosure on such home.

     o To pay tuition, related educational fees, and room and board expenses, for the next 12 months of post secondary education for you, your spouse, your children, or your dependents.

You may have a withdrawal for financial hardship only if you have received all other withdrawals or loans available to you under our plan(s). You may not withdraw more than the amount of your immediate and heavy financial need. The amount of the withdrawal may include the amount of taxes that will result from the withdrawal. After the withdrawal, you may not make 401(k) elective deferrals or other contributions to our plan(s) for 6 months.

Your request for withdrawal must be in writing on a form provided by the plan administrator. You must complete and return it before the date of withdrawal.

Federal law may require you to have your spouse's consent.

A charge or restriction might apply for some investment options if you make a withdrawal. Talk with your plan administrator before you complete the form.

AT TERMINATION

If you stop working for us before you are eligible to retire, you may choose to have all or any part of your vested account paid to you at any time. You may leave your account under the plan if your vested account is more than $5,000. It will continue to participate in the plan investments and provide benefits when you retire or die.
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AT DEATH

If you die before benefits start, your vested account will be paid to your spouse or beneficiary under one or more of the forms available under the plan (see Part 5).

If you die after you start receiving benefits, death benefits will be paid according to the form you chose. Not all forms have death benefits.

TAX CONSIDERATIONS

Benefits you receive are normally subject to income taxes. You may be able to postpone or reduce the taxes that would otherwise be due. In addition, benefits you receive before age 59 1/2 may be subject to a 10% penalty tax.

Each person's tax situation differs. Your financial advisor can help you decide the best way for you to receive benefits.


                        PART 5 HOW THE PLAN PAYS BENEFITS


You make an important choice when you decide how to receive your benefit. Things to consider include the money you will need every month, any death benefits you want to provide, and your tax situation.

If your vested account is more than $5,000, you may choose to have your vested account paid under any of the optional forms available under the plan. Your plan administrator or tax advisor can help you make your choice. You may also call Principal Financial Group(R) at this toll-free number for answers to your benefit questions: 1-800-547-7754.

The amount of the payments will depend on the amount of your vested account and the optional form chosen. If the optional form pays you a monthly income for life, the amount of the payments will depend on your age. If the option also provides a monthly income for the life of someone who survives you, the amount of the payments will also depend on the age of your survivor.

AT TERMINATION OR RETIREMENT

If your vested account is less than $1,000, it will be paid to you in a single sum. If
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your vested account is at least $1,000, but is $5,000 or less, your vested account will be rolled to an IRA with an affiliate of Principal Life Insurance Company, unless you choose to have it paid to you in a single sum or rolled to another retirement plan or IRA in a direct rollover (see Part 6).

If your vested account is more than $5,000, you may choose from the forms of benefit described in Forms to Choose below. You may need your spouse's consent to choose a form of benefit. See A Spouse's Rights below. You may change or cancel your choice at any time before benefits start.

If you don't choose a form or your spouse revokes consent (if consent is needed), your benefits are paid as follows:

     o If you are married, benefits are paid to you monthly for life. After your death 50% of your monthly income is paid to your spouse for as long as your spouse lives. If both you and your spouse die before the total amount paid equals the amount used to purchase the annuity, payments continue to your beneficiary until the total amount paid equals the purchase price.

     o If you are single, benefits are paid to you monthly for life. If you die before the total amount paid equals the amount used to purchase the annuity, payments continue to your beneficiary until the total amount paid equals the purchase price.

DEATH BENEFITS BEFORE BENEFITS BEGIN

You may name a beneficiary at any time. You may need your spouse's consent to choose someone other than your spouse as your beneficiary. See A Spouse's Rights below. You may change your beneficiary at any time.

If your vested account is $5,000 or less, your vested account will be paid to your beneficiary in a single sum. However, if your vested account is at least $1,000, any payment to your spouse will be rolled to an IRA with an affiliate of Principal Life Insurance Company instead, unless your spouse chooses to have it paid in a single sum or rolled to another retirement plan or IRA in a direct rollover (see Part 6).

If your vested account is more than $5,000 and your beneficiary is your spouse, your spouse can choose an optional form of death benefit. Otherwise, you may choose an optional form of death benefit for a beneficiary. If you don't choose, that beneficiary may choose an optional form. Generally, a beneficiary can elect

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a single sum or any of the annuity options that are available to you at retirement other than a monthly income that continues for the life of a survivor upon death. Any choice of the form of payment by your spouse or beneficiary must be made before benefits begin.

If an optional form of death benefit is not chosen, death benefits are paid as follows:

     o If you are married and your spouse is your beneficiary and you have been married for the full year before your death, death benefits are paid to your spouse monthly for as long as your spouse lives. If your spouse dies before the total amount paid equals the amount used to purchase the annuity, payments continue to your spouse's beneficiary until the total amount paid equals the purchase price.

         Your spouse may choose when benefits start. Benefits must start by the later of the end of the next calendar year or the end of the calendar year following the calendar year you would have reached age 70 1/2.

     o If you are married and your spouse is not your beneficiary or you have not been married for the full year before your death, death benefits are paid to your beneficiary in a single sum.

     o If you are single, death benefits are paid to your beneficiary in a single sum.

Because of Federal rules regarding when death benefits must begin and how death benefits can be paid, your beneficiary should contact the plan administrator to determine what options are available and when elections must be made.

FORMS TO CHOOSE

The plan offers the following optional forms of benefit:

Annuity Options

     o A monthly income to you for life. No benefits are payable after your death.

     o A monthly income to you for life. If you die before the end of a certain number of years (you may choose 5, 10 or 15 years), payments continue to your beneficiary until that period ends.

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     o   A monthly income to you for life. If you die before the total amount paid equals the amount used to purchase the annuity, payments continue to your beneficiary until the total amount paid equals the purchase price.

     o A monthly income to you for life. You choose a percentage (50%, 66 2/3% or 100%) of your monthly income to continue for the lifetime of a survivor you name. If both you and your survivor die before the total amount paid equals the amount used to purchase the annuity, payments continue to a beneficiary until the total amount paid equals the purchase price.

     o A monthly income paid to you for a fixed period of time (not less than 60 months). If you die before the end of the fixed period, payments continue to your beneficiary until that period ends.

     o A series of flexible income payments to you until your vested account equals zero. You choose the amount (not less than $1,000 annually) and how often you wish to receive this amount in a calendar year. You can choose to receive payments on an annual, semiannual, quarterly, or monthly basis. You may also request extra payments each calendar year. A minimum payment applies for years beginning with the year in which you reach age 70 1/2. Additional fees and charges may apply to your flexible income payments.

         After benefits begin, you may choose to have the balance of your vested account paid to you under one of the other options.

Other Options

     o A single sum payment.

A charge or restriction might apply for some investment options if you take all or any part of your account in a single sum. Talk with your plan administrator before making this choice.

A SPOUSE'S RIGHTS

Benefit Payments



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Federal law may require you to have your spouse's consent to start benefits before the date you reach age 65. No consent is needed if your benefits are to be paid to you monthly for life with 50% of your monthly income paid to your spouse after your death.

Federal law may require you to have your spouse's consent to any form of benefit which does not pay a monthly income to you for life with 50% of your monthly income paid to your spouse after your death. Your spouse has the right to limit consent to a specific optional form of benefit or to limit consent to a specific beneficiary for any form which pays a death benefit. Your spouse can waive one or both of these rights.

Your spouse may revoke consent at any time before benefits begin. A spouse's consent is not valid for a former or a future spouse of yours.

Beneficiary

If you have been married for a full year, your spouse must consent to any beneficiary you name for death benefits which are payable if you die before your benefit payments start. Any consent given by your spouse before the first day of the plan year (see Part 7) in which you reach age 35 will not be valid after the first day of that year. A new consent must be obtained. If you stop working before this date, however, any consent given by your spouse after you stop working will remain valid for benefits from contributions made before you stopped working.

Your spouse's consent may let you make future changes without his or her consent. If it does not, you will need a new consent to make a new choice. You do not need your spouse's consent to cancel a choice.

Your spouse may revoke consent at any time before your death. A spouse's consent is not valid for a former or a future spouse of yours.

                      PART 6 IMPORTANT INFORMATION FOR YOU


YOUR RIGHTS

As a participant in the plan you have certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). As a plan participant you are entitled to:

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RECEIVE INFORMATION ABOUT YOUR PLAN AND BENEFITS

     o You can examine all plan documents, without charge, at your plan administrator's office and at other specified locations, such as worksites. This includes insurance contracts and a copy of the latest annual report (Form 5500 series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

     o You can get copies of all plan documents and other plan information upon written request to your plan administrator. Your administrator may make a reasonable charge for the copies.

     o   You will get a summary of the plan's annual financial report.

     o You can get, once a year, a statement of your account values and what part of these values would be yours if you stop working under the plan now. If you don't have a right to these values, the statement will tell you how many more years you have to work to get a right to all or a part of these values. If you don't automatically get this statement, you can request it. The plan must provide the statement free of charge.


PRUDENT ACTIONS BY PLAN FIDUCIARIES
In addition to creating rights for plan participants, ERISA defines the duties of the people who operate the plan. These people are called "fiduciaries," from the Latin word meaning "trust" or "confidence". Fiduciaries must perform their duties prudently and in the interest of plan participants and beneficiaries.

You can't be fired or discriminated against to prevent you from obtaining a benefit or exercising your rights guaranteed under ERISA.

ENFORCE YOUR RIGHTS
If all or a part of your claim to a benefit is denied or ignored, you have a right to know why this was done, to get copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA you can take certain steps to enforce the rights described above. For example, if you request a copy of plan documents or the latest annual report from the plan you must get them within 30 days. However, if you haven't received the materials after about 20 days, it might be a good idea to check with your plan

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administrator to see if there are problems in giving you the materials you requested. Then, if you haven't received them within 30 days of your request, you can file suit in Federal court. The court can require your plan administrator to provide the materials and pay you up to $110 for each day of delay until you get the materials, unless they weren't sent because of reasons beyond your plan administrator's control. Or, if all or a part of your claim for benefits is denied or ignored, you may file suit in a state or Federal court or you can ask the U.S. Department of Labor for help. In addition, if you disagree with the plan's decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in Federal court. If you think plan fiduciaries are misusing the plan's money, or you feel you are being discriminated against for exercising your rights, you can get assistance from the U.S. Department of Labor or file suit in Federal court. Any time you sue, the court will decide who should pay court costs and legal fees. If you win, the court may order the person you've sued to pay these costs and fees. If you lose, you may have to pay these costs and fees.

ASSISTANCE WITH YOUR QUESTIONS

If you have any questions about the plan, contact your plan administrator. If you have any questions about this statement or about your rights under ERISA, or if you need help in getting documents from the plan administrator, contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington D.C. 2021 0. You may also get certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

QUALIFIED DOMESTIC RELATIONS ORDER (QDRO)

A domestic relations order is a judgment, decree, or order that provides child support, alimony payments, or marital property rights. A domestic relations order may give all or part of your plan benefits to an alternate payee if it is determined to be a qualified domestic relations order (QDRO). An alternate payee is your spouse, former spouse, child or dependent. In order to be a QDRO, the domestic relations order must include certain information and meet certain other requirements.

The plan administrator is required to set up detailed procedures for determining if a domestic relations order is a QDRO. You and the alternate payee may get a copy of these procedures, without charge, from the plan administrator.

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THE PLAN ADMINISTRATOR

The plan administrator has the full power to decide what the plan provisions mean; to answer all questions about the plan, including those about eligibility and benefits; and to supervise the administration of the plan. The plan administrator's decisions are final.

PROCESSING DISTRIBUTIONS AND OTHER TRANSACTIONS

Distributions, investment directions, trades, and similar transactions shall be completed as soon as administratively possible once the information needed to complete such transaction has been received from you or whoever is providing the information. The time it takes to complete a transaction is not guaranteed by the plan, plan administrator, trustee, insurer, or us.

We, the plan administrator, or the trustee reserve the right not to value an investment option on any given valuation date for any reason deemed appropriate by us, the plan administrator, or the trustee.

Factors such as failure of systems or computer programs, failure of transmission of data, forces that can't be controlled or anticipated, failure of a service provider to timely receive values or prices, and corrections of errors will be used to determine how soon it is possible to complete a transaction. While it is anticipated that most transactions will be completed in a short period of time, in no event will the time needed to process a transaction be deemed to be less than 14 days. The processing date of a transaction shall be binding for all purposes under the plan and considered the applicable valuation date for any transaction.

DIRECT ROLLOVERS

Certain benefits which are payable to you may be paid directly to another retirement plan or IRA. Your plan administrator will give you more specific information about this option when it applies.

ROLLOVERS FROM OTHER PLANS

Under certain circumstances, you may rollover an amount from another plan to this plan. The amount comes from contributions made because of your past participation in that other plan. This is a rollover contribution and it becomes a part of your vested account.
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The rollover contribution may come from:

     o   other qualified plans and may include after-tax employee contributions

     o tax sheltered annuity plans (excluding after-tax employee contributions)

     o   governmental 457 plans

     o   IRAs if the amounts would be included in gross income

Rollover contributions must meet Federal rules so ask your plan administrator if you are interested in knowing more about them. You decide how to use the investment options for your rollover contributions.

TOP-HEAVY PLANS

We test our plan once a year to see if it is top-heavy. It would be top-heavy if the account values for key employees exceed 60% of the account values for all employees. Certain distributions are counted as an account value.

In general, a key employee is an officer or owner. Not all officers or owners are key employees. Factors taken into account are the number of officers or owners and their amount of pay or percentage of ownership.

For any year in which a plan is top-heavy, there are minimum requirements for contributions and vesting.

Your plan administrator can tell you if our plan is top-heavy and if the minimums apply.

ASSIGNING YOUR BENEFITS

Benefits under the plan cannot be assigned, transferred, or pledged to someone else. The plan does make the following exceptions:

     o qualified domestic relations orders such as alimony payments or marital property rights to a spouse or former spouse.

     o any offset to your benefit per a judgment, order, decree, or settlement agreement because of a conviction of a crime against the plan or a violation of ERISA.

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YOUR SOCIAL SECURITY BENEFITS

Your benefits from this plan are in addition to your benefits from Social Security. You should make your application for Social Security (and Medicare) benefits 3 months before you wish Social Security payments to begin.

CLAIMING BENEFITS UNDER THE PLAN

Apply for benefits to your plan administrator. You'll need to complete all necessary forms and supply needed information, such as the address where you will get your checks.

Your claim will be reviewed and a decision made within 90 days. In some cases the decision may be delayed for an additional 90 days. If so, you will be notified in writing.

If you make a claim and all or part of it is refused, you'll be notified in writing. You'll be told:

     o   why your claim was refused,

     o   the specific provisions of the plan governing the decision,

     o   what additional information is needed, if any, and

     o   what steps you should take to have your claim reviewed.

You have 60 days after you receive written notice your claim is refused to make a written appeal to your plan administrator. You or your representative may also review plan documents and submit issues and comments in writing.

A decision will be made on your appeal within 60 days. In some cases the decision may be delayed for an additional 60 days. If so, you will be notified in writing.

You will be notified in writing if your appeal is refused and given exact reasons for the decision.



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CHANGING OR STOPPING THE PLAN

The plan can be changed at any time. We will notify you of any changes that affect your benefits.

Benefits you have earned as of the date the plan is changed may not be reduced except as required by law. If the plan is changed, the plan administrator can tell you which benefits and forms of payment are preserved for you.

An earlier version of the plan may continue to apply in certain situations. For example, participants who stop working for us have their eligibility for benefits determined under the version in effect when they stopped working.

The plan can be terminated (stopped). If the plan is terminated, your account will be 100% vested and nonforfeitable. Your account will be held under the plan and continue to be credited with investment earnings until it is used to provide benefits according to the terms of the plan.

OUR PLAN AND THE PENSION BENEFIT GUARANTY
CORPORATION (PBGC)

Because our plan is a defined contribution plan, we keep individual accounts for all participants. The Employee Retirement Income Security Act of 1974 (ERISA) excludes plans like this one from insurance provided through the PBGC.

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                          PART 7 FACTS ABOUT THE PLAN

PLAN SPONSOR AND IDENTIFICATION NUMBER

ADAMS COUNTY NATIONAL BANK
P0 BOX 3129
675 OLD HARRISBURG RD
GETTYSBURG, PA 17325-0129

EIN:   23-0581360

PLAN NAME AND PLAN NUMBER

ADAMS COUNTY NATIONAL BANK SALARY SAVINGS PLAN

PN:    002

TYPE OF PLAN

DEFINED CONTRIBUTION 401(K) PROFIT SHARING PLAN ERISA 404(c) COMPLIANT

PLAN ADMINISTRATOR

ADAMS COUNTY NATIONAL BANK
P0 BOX 3129
675 OLD HARRISBURG RD
GETTYSBURG, PA 17325-0129

TELEPHONE:         (717) 334-3161

TYPE OF ADMINISTRATION

TRUSTEE

LOAN ADMINISTRATOR

JOHN W. KRICHTEN


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PLAN YEAR

January 1 through December 31

FUNDING MEDIUM(S)

Principal Life Insurance Company
711 High Street
Des Moines, IA 50392-0001

TRUSTEE(S) OF THE PLAN

THOMAS A RITTER
PRESIDENT
ADAMS COUNTY NATIONAL BANK
P0 BOX 3129
675 OLD HARRISBURG RD
GETTYSBURG, PA 17325-0129

JOHN W KRICHTEN
CHIEF FINANCIAL OFFICER
ADAMS COUNTY NATIONAL BANK
P0 BOX 3129
675 OLD HARRISBURG RD
GETTYSBURG, PA 17325-0129

AGENT FOR LEGAL PROCESS OF THE PLAN

RONALD L. HANKEY, PRES.
ADAMS COUNTY NATIONAL BANK
P0 BOX 3129
675 OLD HARRISBURG RD
GETTYSBURG, PA 17325-0129

Service of legal process may also be made on your plan administrator or a plan trustee.

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ADDITIONAL INFORMATION

For more information about Principal Financial Group(R) or your plan, you may access the Principal website at www.principal.com or call TeleTouch(R) at 1-800-547-7754. TeleTouch is a special service from Principal Financial Group.


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